UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report – October 26, 2021

(Date of earliest event reported)

Logan Ridge Finance Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-01022	90-0945675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Madison Avenue, New York, New York 10022

(Address of principal executive offices, including zip code)

(212) 891-2880

(Registrant’s phone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	LRFC	NASDAQ Global Select Market
5.75% Convertible Notes due 2022	CPTAG	NASDAQ Capital Market
6.00% Notes due 2022	CPTAL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD

On October 26, 2021, Logan Ridge Finance Corporation (the “Company”) announced the pricing of a private placement of $50,000,000 aggregate principal amount of 5.25% Notes due 2026 (the “Notes”). In connection with the private offering of the Notes, the Company disclosed certain information to potential investors. Attached hereto as Exhibit 99.1 are excerpts from a confidential offering memorandum containing certain of such information, some of which has not been previously reported.

The Notes will not be registered under the Securities Act of 1933 (the “Securities Act”). The Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act. The offering is expected to close on or about October 29, 2021, subject to customary closing conditions.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act, except as expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description

99.1	Recent Developments

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGAN RIDGE FINANCIAL CORPORATION

Date: October 27, 2021	/s/ Jason Roos
Jason Roos Chief Financial Officer